Exhibit 99.1
PowerSecure Announces New Contract to Deploy “Green” Landfill
Gas Power System
Award Increases Company’s Recurring Revenue Backlog by 35% to
Approximately $50 Million
Wake Forest, N.C. — December 16, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced it has been awarded a new contract to deploy a “green” landfill gas power system on behalf of Flint Energies at the Houston County Landfill, in Houston County, Georgia. PowerSecure will install, own, and operate the system, which will turn methane gas from the landfill into clean, “green” electricity. The project provides Flint Energies’ members access to renewable energy at an affordable price, and creates a brand new income stream for the residents of Houston County.
The new multi-year contract increases PowerSecure’s recurring revenue backlog by 35%, to approximately $50 million. The project is expected to be complete and commissioned by the end of 2010, and the Company expects to begin recognizing revenue from the new system in 2011. The anticipated timing of the revenue recognition for this new long-term contract will be incorporated into the Company’s revenue backlog disclosure issued with its fourth quarter 2009 financial results.
Sidney Hinton, CEO of PowerSecure, said, “We are thrilled that Flint Energies has awarded us the opportunity to build and operate this new renewable energy system. We respect the long and close relationship Flint has with Houston County, and we are committed to delivering a terrific system that will deliver clean, efficient power for years to come.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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